PROSPECTUS SUPPLEMENT                                         File No. 333-38792
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:      2047


                             Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:            $25,000,000


CUSIP Number:                50918Y CP4


Interest Rate:               7.50000%


Original Issue Date:         November 27, 2000


Stated Maturity Date:        November 27, 2015


Interest Payment Dates:      The 27th of each month commencing December 27, 2000


Redemption at the Option
of the Company:              The Notes  will be  subject  to  redemption  at the
                             option of the Issuer, in whole, semi-annually on each May 27 and November 27 commencing November 27,
                             2001, at a redemption price equal to 100% of the principal amount of the Notes upon at least 30 days prior notice.


Form: The Notes are being issued in fully registered book-entry form.